UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

Cousins Properties Incorporated
 (Exact name of registrant as specified in its charter)

Georgia	001-11312	58-0869052
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Peachtree Street NE, Suite 500, Atlanta, Georgia	30303-1740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 407-1000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 3, 2011, Cousins Properties Incorporated (the “Company”) held its annual meeting of shareholders. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The following matters were submitted to a vote of the shareholders.
Proposal 1 — votes regarding the election of ten directors for a term expiring in 2012 were as follows:

			Broker
Name	For	Withheld	Non-Votes
Erskine B. Bowles	88,465,944	1,028,944	7,630,669

Tom G. Charlesworth	89,007,929	486,960	7,630,669

James D. Edwards	88,215,550	1,279,339	7,630,669

Lawrence L. Gellerstedt, III	88,923,973	570,915	7,630,669

Lillian C. Giornelli	68,344,878	21,150,010	7,630,669

S. Taylor Glover	89,220,313	274,576	7,630,669

James H. Hance, Jr.	87,176,172	2,318,717	7,630,669

William B. Harrison, Jr.	88,218,598	1,276,291	7,630,669

William Porter Payne	88,132,238	1,362,650	7,630,669

R. Dary Stone	88,926,680	568,208	7,630,669
Proposal 2 — the advisory votes on executive compensation, often referred to as “say on pay,” were as follows:

			Broker
For	Against	Abstentions	Non-Votes
82,576,188	5,424,876	1,493,819	7,630,674
Proposal 3 — the advisory votes on the frequency of future advisory votes on executive compensation, often referred to as “say when on pay,” were as follows:

				Broker
One year	Two years	Three years	Abstentions	Non-Votes
72,176,578	8,204,271	7,917,798	1,196,239	7,630,672
Proposal 4 — votes on a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 were as follows:

For	Against	Abstentions
94,203,770	2,866,718	55,070

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 5, 2011

COUSINS PROPERTIES INCORPORATED
By:	/s/ Robert M. Jackson
Robert M. Jackson
Senior Vice President, General Counsel and Corporate Secretary